Exhibit 99.1

IsoRay Announces the Appointment of

Lori Woods As Chief Executive Officer

RICHLAND, WASHINGTON – December 17, 2018 – IsoRay, Inc. (NYSE American: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that Lori Woods has been named Chief Executive Officer.

Chairman of the Board of Directors Mick McCormick said, “Lori Woods has proven to be exceptionally well-qualified to lead IsoRay forward into an exciting new chapter of sustained growth and innovation. Lori’s prior successes in the roles she held across company functions, her deep experience in the industry and her thoughtful and knowledgeable approach to the market will be invaluable as we evolve our product offerings and expand our market opportunities.”

McCormick continued, “After six months of rigorous evaluation and extensive interviews with Lori and the management team as well as our examination of the company’s progress over the past six months, we are confident that Lori is the right choice to move the company forward.”

Woods returns to IsoRay bringing more than 30 years’ experience in the medical device technology and healthcare services industries. Woods first joined IsoRay as a Vice President in July 2006. Her prior positions with the Company also include roles as Acting Chief Operating Officer starting in February 2008 and her subsequent appointment as Chief Operating Officer from February 2009 through January 2010. Immediately prior to her appointment as Interim CEO in June of this year, Woods was a consultant to the Company.

Woods’ appointment as Chief Executive Officer is effective immediately.

Contact

Media and Public Relations: Sharon Schultz (302) 539-3747

Investor Relations: Mark Levin (501) 255-1910

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/IsoRay. Follow us on Twitter @IsoRay.

Safe Harbor Statement.

Statements in this news release about IsoRay's future expectations, including: whether interest in and use of our products will increase or continue, whether use of Cesium-131 in non-prostate applications will continue to increase revenue, whether further manufacturing and production process improvements will be completed or will result in lower costs, whether our market presence and growth will continue, the positive industry data fueling renewed interest in brachytherapy, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, our ability to successfully manufacture, market and sell our products, our ability to manufacture our products in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, our ability to enforce our intellectual property rights, whether additional studies are released that support the conclusions of past studies, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, patient results achieved when our products are used for the treatment of cancers and malignant diseases, successful completion of future research and development activities, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, continued compliance with ISO standards, the success of our sales and marketing efforts, changes in reimbursement rates, the procedures and regulatory requirements mandated by the FDA for 510(k) approval and reimbursement codes, changes in laws and regulations applicable to our products, the scheduling of physicians who either delay or do not schedule patients in periods anticipated, the use of competitors' products in lieu of our products, less favorable reimbursement rates than anticipated for each of our products, and other risks detailed from time to time in IsoRay's reports filed with the SEC. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.